Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BioTime, Inc.
Berkeley, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 18, 2005, relating to the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
San Francisco, California

May 19, 2005